Exhibit 12.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER

I, Mikael Asp, certify that:

1. I have reviewed this annual report on Form 20-F/A (Amendment No. 2) of Oasmia Pharmaceutical AB;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 11, 2018

/s/ Mikael Asp
Name: Mikael Asp
Title: Chief Executive Officer (Principal Executive Officer)